POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Guardian 8 Holdings, a Nevada corporation (the "Registrant"), hereby constitutes and appoints Anthony N. DeMint of DeMint Law, PLLC, their true and lawful attorney or attorney-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Guardian 8 Holdings or its subsidiaries (the "Company"), forms and authentication documents for EDGAR filing access;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents;

(3) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of the Company, Forms 3, 4 and 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute and substitutes, shall lwfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

In WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 12th day of January, 2012.

/s/ Steve Cochennet			/s/ Loren Moll
Steve Cochennet				Loren Moll
Chairman, CEO, President,		Director
Secretary, Treasurer

/s/ Kyle Edwards			/s/ James Miller
Kyle Edwards				James Miller
Director				Director

/s/ Kathleen Hanrahan			/s/ Corey Lambrecht
Kathleen Hanrahan			Corey Lambrecht
Director				Director

/s/ Jim Nolton
Jim Nolton
Director